UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report
June 3, 2011
 (Date of earliest event reported)

STRATUM HOLDINGS, INC.
 (Exact name of registrant as specified in its charter)

Nevada	000-51229	51-0482104
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification Number)

Three Riverway
Suite 1590
Houston, Texas	77056
(Address of principal executive offices)	(Zip Code)

(713) 479-7050
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01   Entry into a Material Definitive Agreement
Item 2.01.  Completion of Acquisition or Disposition of Assets

On June 3, 2011, Stratum Holdings, Inc. (the “Company”) entered into a definitive Stock Purchase Agreement (the “Purchase Agreement”) with 1607920 Alberta Ltd., a corporation organized and existing under the laws of Alberta, Canada (the “Canadian Purchaser”), and SB Group Holdings, Inc., a corporation organized and existing under the laws of the State of Delaware (the “American Purchaser” and together with Canadian Purchaser, the “Purchasers’), for the sale of 100% of the capital stock of the Canadian Energy Services subsidiaries of the Company, Decca Consulting, Ltd. (“Decca Ltd.”) and Decca Consulting, Inc. (“Decca Inc.” and together with Decca Ltd., “Decca”).  The Purchasers are private entities owned by an independent personal trust.

The total sale price was $4,600,000.00, subject to certain working capital adjustments, and consisted of the following components: (a) $100,250.00 in cash paid by the American Purchaser and $249,375.00 in cash paid by the Canadian Purchaser to the Company at closing; (b) issuance of a non-interest bearing note by the American Purchaser in favor of the Company in the principal amount of $690,000.00 (the “American Receivables Note”) and issuance of a non-interest bearing note by the Canadian Purchaser in favor of the Company in the principal amount of $1,710,000.00 (the “Canadian Receivables Note” and together with the American Receivables Note, the “Receivables Notes”); and (c) issuance of an interest bearing note by the American Purchaser in favor of the Company in the principal amount of $531,875.00, payable in 48 monthly installments of principal and interest (at 8% per annum), commencing on October 1, 2011 (the “American Note”) and issuance of an interest bearing note by the Canadian Purchaser in favor of the Company in the principal amount of $1,318,125.00, payable in 48 monthly installments of principal and interest (at 8% per annum), commencing on October 1, 2011 (the “Canadian Note”, and together with the American Note, the “Installment Notes”).

In conjunction with the issuance of the Receivables Notes and the Installment Notes by the Purchasers to the Company, the Company and the American Purchaser entered into separate Pledge and Security Agreements pursuant to which the American Purchaser granted to the Company security interests in, and pledged to the Company, 100% of the capital stock of the Decca Inc. and Decca Ltd. (effective as of the amalgamation of the Canadian Purchaser with and into Decca Ltd., as described below), respectively, until the obligations to the Company reflected in the underlying Receivables Notes and Installment Notes are fully paid.  The security interests granted by the American Purchaser under the Pledge and Security Agreements are subordinated to Decca’s secured debt with Century Services, Inc., which has been assumed by the American Purchaser.  The Company is no longer a guarantor of such debt.

           On June 6, 2011, the Canadian Purchaser amalgamated with and into Decca Ltd. and as a result of such amalgamation the obligations of the Canadian Purchaser under the Purchase Agreement for (a) the payment of all amounts due under the Canadian Note and the Canadian Receivable Notes and (b) its satisfaction of all of its other obligations under the Purchase Agreement, in each case were transferred to Decca Ltd. by operation of law.

The Purchase Agreement contains customary representations and warranties by the parties to each other and provides for the indemnification by the Company to the Purchasers of certain pre-closing liabilities for a three-year period, subject in most instances to a $100,000 threshold and a cap equal to the total original principal amount of the Installment Notes.

Copies of the Purchase Agreement, the Receivables Notes, the Installment Notes and the Pledge and Security Agreements are attached hereto as Exhibits.

Item 9.01.  Financial Statements and Exhibits

(b)	Pro Forma Financial Information

The Company has prepared unaudited pro forma financial statements to present the impact of the sale of the capital stock of Decca Ltd. and Decca Inc. on the terms indicated above.  These unaudited pro forma financial statements should be read in conjunction with the Company’s historical consolidated financial statements and the related notes that are included in its Annual Report on Form 10-K for the year ended December 31, 2010 and its Quarterly Report on Form 10-Q for the three months ended March 31, 2011.

The following unaudited pro forma balance sheet as of March 31, 2011 gives effect to the Decca sale as if the receipts of the sales proceeds and recognition of transaction costs had occurred on that date.  The following unaudited pro forma statements of operations for the three months ended March 31, 2011 and for the year ended December 31, 2010 give effect to the Decca sale as if the receipts of the sales proceeds and recognition of transaction costs had occurred as of the beginning of each period.

The following unaudited pro forma financial statements are presented for illustrative purposes only and do not necessarily indicate the financial results of the Company had the transaction actually occurred as of the dates indicated.  This financial information has been derived from and should be read together with the historical consolidated financial statements and the related notes of the Company incorporated by reference in this Form 8-K.  In addition, the allocation of the sales price reflected in the unaudited pro forma financial statements is preliminary and is subject to adjustment and may vary from the actual sales price allocation that will be recorded as of the effective date of the transaction.

STRATUM HOLDINGS, INC.
PRO FORMA BALANCE SHEET
MARCH 31, 2011

	As Reported	Pro Forma Adjustments				As Adjusted

Assets
Current assets:
Cash and cash equivalents	$28,864	$-		$100,000	(B)	$128,864
Accounts receivable	4,698,598	(4,050,994)	(A)	-		647,604
Prepaid expenses and other	126,938	(41,913)	(A)	-		85,025
Notes receivable	-	-		2,535,000	(B)	2,535,000
Total current assets	4,854,400	(4,092,907)		2,635,000		3,396,493

Property and equipment:
Oil and gas properties (full cost method)	14,683,846	-		-		14,683,846
Other property and equipment	149,676	-		-		149,676
	14,833,522	-		-		14,833,522
Less: Accumulated DD&A	(8,739,975)	-		-		(8,739,975)
Net property and equipment	6,093,547	-		-		6,093,547

Other assets:
Goodwill	1,536,313	(1,536,313)	(A)	-		-
Other assets	119,472	(119,472)	(A)	-		-
Notes receivable	-	-		1,715,000	(B)	1,715,000
Total other assets	1,655,785	(1,655,785)		1,715,000		1,715,000

Total assets	$12,603,732	$(5,748,692)		$4,350,000		$11,205,040

Liabilities and Stockholders’ Equity
Current liabilities:
Current portion of long term debt	$4,527,012	$(737,754)	(A)	$(100,000)	(B)	$3,689,258
Accounts payable	4,730,002	(3,738,935)	(A)	-		991,067
Accrued liabilities	1,382,817	(10,688)	(A)	550,000	(B)	1,922,129
Fair value of oil and gas derivatives	78,755	-		-		78,755
Total current liabilities	10,718,586	(4,487,377)		450,000		6,681,209

Long-term debt, net of current portion	262,524	-		-		262,524
Deferred income taxes	1,578,000	-		-		1,578,000
Asset retirement obligations	341,180	-		-		341,180
Total liabilities	12,900,290	(4,487,377)		450,000		8,862,913

Stockholders’ equity:
Preferred stock	-	-		-		-
Common stock	26,557	-		-		26,557
Additional paid-in capital	12,894,490	-		-		12,894,490
Accumulated deficit	(12,968,310)	(1,510,610)	(A)	3,900,000	(B)	(10,578,920)
Accumulated foreign currency translation	(249,295)	249,295	(A)	-		-
Total stockholders’ equity	(296,558)	(1,261,315)		3,900,000		2,342,127

Total liabilities and stockholders equity	$12,603,732	$(5,748,692)		$4,350,000		$11,205,040

STRATUM HOLDINGS, INC.
PRO FORMA STATEMENT OF OPERATIONS
THREE MONTHS ENDED MARCH 31, 2011

		Pro Forma
	As Reported	Adjustments		As Adjusted
Revenues:
Energy services	$7,775,868	$(7,775,868)	(C)	$-
Oil and gas sales	756,500	-		756,500
Other	15,323	(15,323)	(C)	-
	8,547,691	(7,791,191)		756,500
Expenses:
Energy services	7,152,211	(7,152,211)	(C)	-
Lease operating expense	398,123	-		398,123
Depreciation, depletion and amortization	124,135	-		124,135
Workover expense	103,649	-		103,649
General and administrative	544,387	(221,116)	(C)	323,271
	8,322,505	(7,373,327)		949,178

Operating income (loss)	225,186	(417,864)		(192,678)

Other income (expense):
Interest expense	(132,421)	66,676	(C)	(65,745)
Gain (loss) on oil and gas derivatives	(40,920)	-		(40,920)

Income (loss) from continuing operations before tax	51,845	(351,188)		(299,343)
Benefit (provision) for income taxes	(18,500)	119,400	(C)	100,900

Net income (loss) from continuing operations	33,345	(231,788)		(198,443)

Gain from sale of discontinued operations	-	2,389,390	(C)	2,389,390

Net income	$33,345	$2,157,602		$2,190,947

Net income per share, basic
and diluted	$0.01			$0.82

Weighted average shares outstanding	2,655,738			2,655,738

STRATUM HOLDINGS, INC.
PRO FORMA STATEMENT OF OPERATIONS
YEAR ENDED DECEMBER 31, 2010

		Pro Forma
	As Reported	Adjustments		As Adjusted
Revenues:
Energy services	$20,058,038	$(20,058,038)	(C)	$-
Oil and gas sales	2,625,586	-		2,625,586
Other	57,193	(56,179)	(C)	1,014
	22,740,817	(20,114,217)		2,626,600
Expenses:
Energy services	18,470,895	(18,470,895)	(C)	-
Lease operating expense	1,509,274	-		1,509,274
Depreciation, depletion and amortization	528,298	-		528,298
Workover expense	475,356	-		475,356
General and administrative	1,814,446	(771,704)	(C)	1,042,742
	22,798,269	(19,242,599)		3,555,670

Operating income (loss)	(57,452)	(871,618)		(929,070)

Other income (expense):
Interest expense	(790,235)	413,767	(C)	(376,468)
Gain on debt extinguishment	438,967			438,967
Gain (loss) on oil and gas derivatives	51,155	-		51,155

Income (loss) from continuing operations before tax	(357,565)	(457,851)		(815,416)
Benefit (provision) for income taxes	139,700	155,700	(C)	295,400

Net loss from continuing operations	(217,865)	(302,151)		(520,016)

Gain from sale of discontinued operations	-	2,389,390	(C)	2,389,390

Net income (loss)	$(217,865)	$2,087,239		$1,869,374

Net income (loss) per share, basic
and diluted	$(0.08)			$0.70

Weighted average shares outstanding	2,655,738			2,655,738

NOTES TO UNAUDITED PRO FORMA FINANCIAL STATEMENTS

(A)
To eliminate the assets and liabilities of Decca Consulting, Ltd. (“Decca Ltd.”) and Decca Consulting, Inc. (“Decca Inc.” and together with Decca Ltd., “Decca”) assumed in the sale to the Purchasers from the historical Balance Sheet as of March 31, 2011.

(B)
To record the sale of the capital stock of Decca Inc. and Decca Ltd. to the Purchasers, for a total sales price of $4.6 million, payable in a combination of: (i) cash paid at closing, (ii) non-interest bearing notes, payable out of Decca’s collected accounts receivable, and (iii) interest bearing notes, payable in 48 monthly installments; and to recognize third party liabilities related to the transaction (both paid and accrued).

(C)
To eliminate the revenues and expenses of Decca Inc. and Decca Ltd. from the historical Statement of Operations of the respective period and to recognize the estimated gain on the sale of the capital stock of Decca Inc. and Decca Ltd. to the Purchasers.

(d)	Exhibits

Exhibit Number	Title of Document

10.1	Stock Purchase Agreement dated as of June 3, 2011, by and among Stratum Holdings, Inc., SB Group Holdings, Inc. and 1607920 Alberta Ltd.

10.2	Canadian Receivables Note dated June 3, 2011, issued by 1607920 Alberta Ltd. in favor of Stratum Holdings, Inc. in the principal amount of $1,710,000.

10.3	American Receivables Note dated June 3, 2011, issued by SB Group Holdings, Inc. in favor of Stratum Holdings, Inc. in the principal amount of $690,000.

10.4	Canadian Note dated June 3, 2011, issued by 1607920 Alberta Ltd. in favor of Stratum Holdings, Inc. in the principal amount of $1,318,125.

10.5	American Note dated June 3, 2011, issued by SB Group Holdings, Inc. in favor of Stratum Holdings, Inc. in the principal amount of $531,875.

10.6	Canadian Pledge and Security Agreement dated as of June 3, 2011, by and among SB Group Holdings, Inc. and Stratum Holdings, Inc.

10.7	American Pledge and Security Agreement dated as of June 3, 2011, by and among SB Group Holdings, Inc. and Stratum Holdings, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STRATUM HOLDINGS, INC.

June 9, 2011	By: /s/ D. Hughes Watler, Jr.
Name: D. Hughes Watler, Jr.
Title: Chief Financial Officer